Exhibit 22.1



                               AIRSENSORS, INC.
                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------



                 Name                      Jurisdiction of Incorporation
     ----------------------------          -----------------------------
      IMPCO Technologies, Inc.                Delaware

      Fuel Injection Centers of
        America, Inc.                         Washington

      Canadian AirSensors, Inc.               British Columbia, Canada

      IMPCO Europe B.V.                       Holland

      IMPCO Media Europe B.V.                 Holland